UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2011

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A updates information provided in the Current Report on Form 8-K filed by MEMC Electronic Materials, Inc. (the “Company”) on April 29, 2011 to report the results of the matters submitted to a vote at the Company’s annual meeting of stockholders held on April 28, 2011 (the “Annual Meeting”).  The sole purpose of this Form 8-K/A is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, at the Company’s Annual Meeting, a non-binding, advisory vote was taken on the frequency of future advisory votes regarding the compensation of the Company’s named executive officers.  A majority of the shares cast were in favor of holding such advisory vote on an annual basis.  In light of these voting results and other factors, the Company’s Board of Directors has decided to hold future stockholder advisory votes on executive compensation on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: August 11, 2011	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn
Title: Senior Vice President, General Counsel and Corporate Secretary